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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We have issued our reports dated February 28, 2020, with respect to the consolidated financial statements, financial highlights, financial statement schedule and internal control over financial reporting included in the Annual Report of Main Street Capital Corporation on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said reports in the Registration Statements of Main Street Capital Corporation on Form N-2 (File No. 333-231146) and Form S-8 (File Nos. 333-203893 and 333-208643).

/s/ GRANT THORNTON LLP

Houston, Texas
February 28, 2020

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM